Exhibit 23.01

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 stock Option Plan and 1997 Employees Stock Purchase Plan of Digital Video Systems, Inc. of our report dated July 9, 1998 with respect to the consolidated financial statements and schedule of Digital Video Systems, Inc. included in this annual report (Form 10-KSB) for the year ended March 31, 1998.



                                               Ernst & Young LLP
San Jose, California
July 9, 1998